Exhibit 21.1

Subsidiaries of Kensey Nash Corporation

Kensey Nash Holding Corporation

A Delaware Corporation

108 Webster Building

3411 Silverside Road

Wilmington, DE 19810

Kensey Nash BVF Technology LLC

A Delaware Limited Liability Company

108 Webster Building

3411 Silverside Road

Wilmington, DE 19810

Kensey Nash Closure Technology LLC

A Delaware Limited Liability Company

108 Webster Building

3411 Silverside Road

Wilmington, DE 19810

Kensey Nash CRD Technology LLC

A Delaware Limited Liability Company

108 Webster Building

3411 Silverside Road

Wilmington, DE 19810

Kensey Nash ECM Technology LLC

A Delaware Limited Liability Company

108 Webster Building

3411 Silverside Road

Wilmington, DE 19810

ILT Acquisition Sub, Inc.

A Delaware Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19810

MacroPore Acquisition Sub, Inc.

A Delaware Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19810